Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
March 25, 2008
Board of Directors
Weatherford International Ltd.
Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027-3415
Gentlemen:
     We have acted as special counsel to Weatherford International Ltd., a Bermuda exempted company (the “Issuer”), and its wholly owned indirect subsidiary, Weatherford International, Inc., a Delaware corporation (the “Guarantor” and, together with the Issuer, the “Obligors”), in connection with the public offering of $500,000,000 aggregate principal amount of the Issuer’s 5.15% Senior Notes due 2013 (the “2013 Notes”), $500,000,000 aggregate principal amount of the Issuer’s 6.00% Senior Notes due 2018 (the “2018 Notes”) and $500,000,000 aggregate principal amount of the Issuer’s 7.00% Senior Notes due 2038 (the “2038 Notes” and collectively with the 2013 Notes and the 2018 Notes, the “Notes”). The Notes are to be (i) issued under the Indenture, dated as of October 1, 2003, by and among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture to the Base Indenture, dated as of March 25, 2008 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee, and (ii) fully and unconditionally guaranteed by the Guarantor pursuant to a guarantee (the “Guarantee”) included in the Indenture.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (i) the Registration Statement on Form S-3 (File No. 333-135244), including the form of base prospectus included therein and the documents incorporated by reference therein (the “Registration Statement”);
     (ii) the base prospectus dated June 22, 2006;
     (iii) the preliminary prospectus supplement dated March 18, 2008, relating to the Notes, in the form filed by the Obligors with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the general rules and regulations promulgated under the Act (the “Rules and Regulations”);

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Board of Directors
Weatherford International Ltd.
Weatherford International, Inc.
March 25, 2008

     (iv) the final prospectus supplement dated March 19, 2008, relating to the Notes, in the form filed by the Obligors with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (v) the Amended and Restated Certificate of Incorporation of the Guarantor, as amended, certified by the Secretary of State of the State of Delaware on March 18, 2008, and certified by the Assistant Secretary of the Guarantor as in effect on each of the dates of the adoption of the resolutions specified in paragraph (viii) below, the date of the Underwriting Agreement (as defined below) and the date hereof;
     (vi) the Amended and Restated By-laws of the Guarantor dated June 26, 2002, as certified by the Assistant Secretary of the Guarantor;
     (vii) a certificate from the Secretary of State of the State of Delaware dated March 13, 2008 as to the good standing and legal existence under the laws of the State of Delaware of the Guarantor;
     (viii) resolutions of (A) the Board of Directors of the Guarantor adopted as of September 3, 2003, May 9, 2006, March 4, 2008 and March 19, 2008 and (B) the Pricing Committee of the Board of Directors of the Guarantor adopted as of March 19, 2008, each certified by the Assistant Secretary of the Guarantor;
(ix) the Base Indenture;
(x) the Supplemental Indenture;
(xi) the Guarantee;
     (xii) the Underwriting Agreement, dated as of March 19, 2008 (the “Underwriting Agreement”) by and among the Issuer, the Guarantor, Goldman Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other Underwriters named in Schedule A of the Underwriting Agreement (collectively, the “Underwriters”);
     (xiii) the Form T-1 of the Trustee, filed on June 22, 2006 with the Commission by the Issuer; and
     (xiv) the form of the Notes included in the Supplemental Indenture.
     We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such records of the Obligors and such other agreements, certificates of public officials, certificates of officers and other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate, and we

Board of Directors
Weatherford International Ltd.
Weatherford International, Inc.
March 25, 2008

have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of the signatures on all documents that we have examined, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of the originals of such documents. In conducting our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto, other than the Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed, without independent investigation, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to the Obligors, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Obligors and others.
     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes (in the form examined by us) have been duly executed by the Issuer and the Guarantor, and authenticated, issued and delivered by the Trustee in accordance with the terms of the Indenture:
          1. The Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to, fraudulent conveyance or transfers), moratorium, reorganization or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of reasonableness, good faith, materiality and fair dealing; and
          2. The Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, (insolvency, including, without limitation, all laws relating to, fraudulent conveyance or transfers), moratorium, reorganization or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of reasonableness, good faith, materiality and fair dealing.

Board of Directors
Weatherford International Ltd.
Weatherford International, Inc.
March 25, 2008

     In rendering the opinions set forth above, we have assumed, without independent investigation, that (a) the execution and delivery by the Issuer of the Indenture and the Notes, the execution and delivery by the Guarantor of the Indenture and the notations on the Notes relating to the Guarantee, and the performance by each of the Obligors of its respective obligations under the Indenture, the Notes and the Guarantee, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which either Obligor or its properties is subject and (b) each of the Obligors is validly existing and in good standing under the laws of its jurisdiction of formation and has complied with all aspects of such laws in connection with the issuance of the Notes and the related transactions. In addition, our opinion set forth above as to the Issuer is subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.
     We express no opinion other than as to the applicable laws of the United States of America to the extent specifically referred to herein and the applicable laws of the State of New York and the Delaware General Corporation Law. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture, the Notes and the Guarantee, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the Rules and Regulations.

Very truly yours,

/s/ Andrews Kurth LLP